SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                     SEACOAST FINANCIAL SERVICES CORPORATION
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             (Exact Name of Registrant as Specified in Its charter)

              Massachusetts                              04-1659040
(State of Incorporation or Organization)    (I.R.S. Employer Identification no.)


              791 Purchase Street, New Bedford, Massachusetts 02740
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              (Address of Principal Executive Offices and Zip Code)

         If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [ ]

         If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [X]

Securities Act registration statement file number to which this form relates:
333-52889

Securities to be registered pursuant to Section 12(b) of the Act:


         Title of Each Class                      Name of Each Exchange on Which
         to be so Registered                      Each Class is to be Registered
         -------------------                      ------------------------------

         Not applicable                           Not applicable
         --------------                           --------------


Securities to be registered pursuant to Section 12(g) of the Act:


                    Common Stock, par value $0.01 per share
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                                (Title of Class)

Item 1. Description of Registrant's Securities to be Registered.

     The information required by Item 202 of Regulation S-K is provided under the headings "Description of Capital Stock of Seacoast Financial" and "Restrictions on Acquisition of Seacoast Financial and Compass" in the Registrant's Registration Statement on Form S-1, Registration No. 333-52889, as initially filed with the Securities and Exchange Commission on May 15, 1998, and subsequently amended (the "Registration Statement on Form S-1"). The Registration Statement on Form S-1 is incorporated herein by reference.


Item 2.    Exhibits.

    2      Plan of Conversion of the Registrant.

    3.1    Articles of Organization of the Registrant.

    3.2    By-Laws of the Registrant.

    4      Specimen certificate for the securities to be registered hereunder.*

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*   Incorporated herein by reference to the exhibits to the Registration
    Statement on Form S-1.

                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                         SEACOAST FINANCIAL SERVICES CORPORATION



Dated: November 18, 1998                     By: /s/ Francis S. Mascianica, Jr.
      --------------------------             -----------------------------------
                                             Francis S. Mascianica, Jr.
                                             Vice President and Treasurer

                                    EXHIBITS


Exhibit No.     Description

    2           Plan of Conversion of the Registrant.

    3.1         Articles of Organization of the Registrant.

    3.2         By-Laws of the Registrant.

    4 Specimen certificate for the securities to be registered hereunder.*

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*   Incorporated herein by reference to the exhibits to the Registration
    Statement on Form S-1.